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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos.333-152186, 33-84726, 33-84728, 333-25981, and 333-114019 of Gaming Partners International Corporation (formerly known as Paul-Son Gaming Corporation) and Subsidiaries on Form S-8, of our report dated March 30, 2009, appearing in this Annual Report on Form 10-K of Gaming Partners International Corporation and Subsidiaries for the year ended December 31, 2008.

/s/ MOSS ADAMS LLP

San Diego, CA
March 30, 2009

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM